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                                                                     Exhibit 3.3


                           NEWCASTLE INVESTMENT CORP.

                             ARTICLES SUPPLEMENTARY

         Newcastle Investment Corp., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: Under a power contained in Section 6.3 of the charter of the Corporation (the "Charter"), the Board of Directors of the Corporation (the "Board of Directors"), by resolution duly adopted at a meeting duly called and held on October 13, 2005 (the "Board Resolutions"), and the Pricing Committee of the Board of Directors established by the Board Resolutions, by resolution at a meeting duly called and held on October 13, 2005, classified and designated 1,800,000 shares (the "Shares") of Preferred Stock (as defined in the Charter) as shares of 8.05% Series C Cumulative Redeemable Preferred Stock, with the preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of shares of stock as follows and provided for the issuance thereof. Upon any restatement of the Charter, Sections 1 through 12 of this Article FIRST shall become part of Article VI of the Charter, with such changes in enumeration as are necessary to complete such restatement.

                  (1) Designation and Number. A series of shares of Preferred Stock, designated as the "8.05% Series C Cumulative Redeemable Preferred Stock" (the "Series C Preferred Stock"), is hereby established. The number of shares of Series C Preferred Stock shall be 1,800,000. The par value of Series C Preferred Stock shall be $.01 per share.

                  (2) Rank. The Series C Preferred Stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (a) senior to all classes or series of Common Stock (as defined in the Charter), and to all equity securities the terms of which provide that such equity securities shall rank junior to the Series C Preferred Stock;
(b) on a parity with the 9.75% Series B Cumulative Redeemable Preferred Stock of the Corporation and all other equity securities issued by the Corporation other than those referred to in clauses (a) and (c); and (c) junior to all equity securities issued by the Corporation the terms of which specifically provide that such equity securities rank senior to the Series C Preferred Stock. The term "equity securities" shall not include convertible debt securities.

                  (3) Distributions.

                           (a) Holders of Series C Preferred Stock shall be
entitled to receive, when and as authorized by the Board of Directors, out of legally available funds, cumulative preferential cash distributions at the rate of 8.05% of the liquidation preference per annum (which is equivalent to a fixed annual amount of $2.0125 per share of Series C Preferred Stock); provided, however, that during any period of time that both (i) the Series C Preferred Stock is not listed on the New York Stock Exchange ("NYSE") or the American Stock Exchange ("AMEX"), or quoted on the NASDAQ Stock Market ("NASDAQ"), and
(ii) the Corporation is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any shares of Series C Preferred Stock are outstanding, the holders of Series C Preferred Stock shall be entitled to receive, when and as authorized by the


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Board of Directors, out of legally available funds, cumulative preferential cash distributions at the rate of 9.05% per year of the liquidation preference (which is equivalent to a fixed annual amount of $2.2625 per year per share)(the "Special Distribution"). Such distributions shall accrue and cumulate from the date of original issuance (October 25, 2005) or, with respect to the Special Distribution, if applicable, from the date following the date on which both (i) the Series C Preferred Stock ceases to be listed on the NYSE or the AMEX or quoted on NASDAQ and (ii) the Corporation ceases to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and shall be payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year or, if not a business day, the next succeeding business day, commencing January 31, 2006 (each a "Distribution Payment Date"). The Special Distribution, if applicable, shall cease to accrue on the date following the earlier of (i) the listing of the Series C Preferred Stock on the NYSE or the AMEX or its quotation on NASDAQ or (ii) the Corporation becoming subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. Any distribution payable on the Series C Preferred Stock for any partial distribution period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions shall be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable distribution record date, which shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the Board of Directors for the payment of distributions that is not more than 30 nor less than 10 calendar days immediately preceding such Distribution Payment Date (each, a "Distribution Record Date").

                           (b) Notwithstanding anything to the contrary
contained herein, distributions on the Series C Preferred Stock shall accrue and cumulate whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized by the Board of Directors. Accumulated but unpaid distributions on the Series C Preferred Stock shall cumulate as of the Distribution Payment Date on which they first become payable or on the date of redemption, as the case may be. No interest shall be payable in respect of any distribution on the Series C Preferred Stock that may be in arrears.

                           (c) Except as provided in the following sentence, if
any Series C Preferred Stock are outstanding, no distributions, other than distributions in kind of the Corporation's Common Stock or other shares of the Corporation's equity securities ranking junior to the Series C Preferred Stock as to distributions and upon liquidation, may be authorized or paid or set apart for payment, and no other distribution may be authorized or made upon, the Corporation's Common Stock or any other shares of equity securities of the Corporation of any other class or series ranking, as to distributions and upon liquidation, on a parity with or junior to the Series C Preferred Stock unless full cumulative distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient set apart for such payment on the Series C Preferred Stock for all past distribution periods and the then current distribution period. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series C Preferred Stock and all other equity securities ranking on a parity, as to distributions, with the Series C Preferred Stock, all distributions authorized upon the Series C Preferred Stock and any other equity securities ranking on a parity, as to distributions, with the Series C Preferred Stock shall be authorized pro rata so that the amount of distributions authorized per share of Series C Preferred Stock and each such other



                                       2
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equity security shall in all cases bear to each other the same ratio that accumulated distributions per share of Series C Preferred Stock and such other equity security (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such other equity securities do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series C Preferred Stock which may be in arrears.

                           (d) Except as provided in clause (c), unless full
cumulative distributions on the Series C Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient is set apart for payment for all past distribution periods and the then current distribution period, no Common Stock or any other shares of equity securities of the Corporation ranking junior to or on a parity with the Series C Preferred Stock as to distributions or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for Common Stock or other shares of equity securities of the Corporation ranking junior to the Series C Preferred Stock as to distributions and amounts upon liquidation).

                           (e) Holders of Series C Preferred Stock shall not be
entitled to any distribution, whether payable in cash, property or shares, in excess of full cumulative distributions on the Series C Preferred Stock as described above. Any distribution payment made on the Series C Preferred Stock shall first be credited against the earliest accumulated but unpaid distribution due with respect to the Series C Preferred Stock which remains payable.

                  (4) Liquidation Preference.

                           (a) In the event of any voluntary or involuntary
liquidation, dissolution or winding up of the Corporation (referred to herein sometimes as a "liquidation"), the holders of Series C Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders (after payment or provision for payment of all debts and other liabilities of the Corporation) a liquidation preference of $25.00 per share, plus any accumulated and unpaid distributions to the date of payment, whether or not authorized, before any distribution of assets is made to holders of Common Stock and any other shares of equity securities of the Corporation that rank junior to the Series C Preferred Stock as to liquidation rights.

                           (b) If, upon any such voluntary or involuntary
liquidation, dissolution or winding up of the Corporation, the assets of the Corporation are insufficient to make full payment to holders of the Series C Preferred Stock and any shares of other classes or series of equity securities of the Corporation ranking on a parity with the Series C Preferred Stock as to liquidation rights, then the holders of the Series C Preferred Stock and all other such classes or series of equity securities ranking on a parity with the Series C Preferred Stock as to liquidation rights shall share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

                           (c) Written notice of any such liquidation,
dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the



                                       3
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amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 calendar days immediately preceding the payment date stated therein, to each record holder of the Series C Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Corporation.

                           (d) After payment of the full amount of the
liquidating distributions to which they are entitled, the holders of Series C Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation.

                           (e) None of a consolidation or merger of the
Corporation with or into another entity, the merger of another entity with or into the Corporation, a statutory share exchange by the Corporation or a sale, lease, transfer or conveyance of all or substantially all of the Corporation's property or business shall be considered a liquidation, dissolution or winding up of the Corporation.

                           (f) In determining whether a distribution (other than
upon voluntary or involuntary dissolution) by dividend, redemption or other acquisition of shares of the Corporation or otherwise is permitted under Maryland law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of Series C Preferred Stock will not be added to the Corporation's total liabilities.

                   (5) Redemption.

                           (a) Except as set forth in this Section 5(a) and in
Section 5(c), the Series C Preferred Stock is not redeemable prior to October 25, 2010.

                           (i) To ensure that the Corporation remains qualified
as a real estate investment trust ("REIT") for United States federal income tax purposes, however, the Series C Preferred Stock shall be subject to the provisions of Article VII of the Charter pursuant to which Series C Preferred Stock owned by a stockholder in excess of the Aggregate Stock Ownership Limit (as defined in Article VII of the Charter) shall automatically be transferred to a Trust for the benefit of a Charitable Beneficiary (as "Trust" and "Charitable Beneficiary" are each defined in Article VII of the Charter) and the Corporation shall have the right to purchase, or to designate the purchaser of, such shares, as provided in Article VII of the Charter.

                           (ii) In addition, no Person shall Beneficially Own or
Constructively Own (as "Person", "Beneficially Own" and "Constructively Own" are all defined in Article VII of the Charter) in excess of 25 percent of the outstanding shares of Series C Preferred Stock (the "Series C Ownership Limit"), except in accordance with an exemption from the Series C Ownership Limit granted by the Board of Directors or otherwise in accordance with Article VII of the Charter, with Article VII of the Charter applied as if references therein to the Aggregate Stock Ownership Limit also include applicable references to the Series C Ownership Limit.

                           (iii) To the extent that any Person is granted an
exemption from the Aggregate Stock Ownership Limit, such Person shall nevertheless remain subject to the Series C



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Ownership Limit except to the extent that such Person is also expressly granted an exemption from the Series C Ownership Limit by the Board of Directors, in which case such Person shall be a "Series C Excepted Holder", and any higher limit established for such Person shall be a "Series C Excepted Holder Limit", with the terms "Series C Excepted Holder" and "Series C Excepted Holder Limit" interpreted in a manner corresponding to the terms "Excepted Holder", and "Excepted Holder Limit", respectively, in Article VII of the Charter. The preceding sentence shall apply to any Person for whom an exemption from the Aggregate Stock Ownership Limit is granted, without regard to whether it is granted prior or subsequent to the effectiveness of these Articles Supplementary.

                           (iv) If at any time both (i) the Series C Preferred
Stock ceases to be listed on the NYSE or the AMEX, or quoted on the NASDAQ, and
(ii) the Corporation ceases to be subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, and any shares of Series C Preferred Stock are outstanding, the Corporation, at its option, upon giving notice as provided below, may redeem the Series C Preferred Stock, in whole but not in part, within 90 days of the date upon which both the Series C Preferred Stock so ceases to be listed and the Corporation so ceases to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, for cash at a redemption price of $25.00 per share, plus accumulated and unpaid distributions, if any, to the redemption date, whether or not authorized (the "Special Redemption Right").

                           (v) On or after October 25, 2010 the Corporation, at
its option, upon giving notice as provided below, may redeem the Series C Preferred Stock, in whole or from time to time in part, for cash, at a redemption price of $25.00 per share, plus all accumulated and unpaid distributions on such Series C Preferred Stock to the date of redemption, whether or not authorized (the "Regular Redemption Right").

                           (b) If fewer than all of the outstanding shares of
Series C Preferred Stock are to be redeemed pursuant to the Regular Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method prescribed by the Board of Directors. If such redemption is to be by lot and, as a result of such redemption, any holder of Series C Preferred Stock would become a holder of a number of Series C Preferred Stock in excess of the Aggregate Stock Ownership Limit because such holder's shares of Series C Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Charter, the Corporation shall redeem the requisite number of shares of Series C Preferred Stock of such holder such that no holder will hold in excess of the Aggregate Stock Ownership Limit subsequent to such redemption.

                           (c) Notwithstanding anything to the contrary
contained herein, unless full cumulative distributions on all shares of Series C Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient set apart for payment for all past distribution periods and the then current distribution period, no shares of Series C Preferred Stock shall be redeemed pursuant to the Regular Redemption Right unless all outstanding shares of Series C Preferred Stock are simultaneously redeemed. In addition, unless full cumulative distributions on all shares of Series C Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient set apart for payment for all past distribution periods and the then current distribution period, the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series C Preferred Stock or any other shares of equity securities of the Corporation ranking junior to or on a parity with the Series C Preferred Stock as to distributions or upon liquidation (except by conversion into or exchange for shares of equity securities of the Corporation ranking junior to the Series C Preferred Stock as to distributions and upon liquidation). The restrictions in this Section 5 on redemptions, purchases and other acquisitions shall not prevent the redemption, purchase or acquisition by the Corporation of Preferred Stock of any series pursuant to Article VII of the Charter or Section 5(a) hereof, or otherwise in order to ensure that the Corporation remains qualified as a REIT for United States federal income tax purposes, or the purchase or acquisition of Series C Preferred Stock pursuant to a purchase or exchange offer made on the same terms to all holders of the Series C Preferred Stock.

                           (d) Immediately prior to any redemption of shares of
Series C Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid distributions to the redemption date, whether or not authorized, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series C Preferred Stock at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the redemption of such shares before the Distribution Payment Date. Except as provided in the previous sentence, the Corporation shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series C Preferred Stock for which a notice of redemption has been given.

                           (e) The following provisions set forth the procedures
for redemption pursuant to the Regular Redemption Right.

                                    (i) Notice of redemption will be mailed by
                           the Corporation, postage prepaid, no less than 30 nor more than 60 calendar days immediately preceding the redemption date, addressed to the respective holders of record of the Series C Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series C Preferred Stock except as to the holder to whom notice was defective or not given.

                                    (ii) In addition to any information required
                           by law or by the applicable rules of any exchange upon which the Series C Preferred Stock may be listed or admitted to trading, each notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series C Preferred Stock to be redeemed; (D) the place or places where the holders of Series C Preferred Stock may surrender certificates for payment of the redemption price; and
                           (E) that distributions on the Series C Preferred Stock to be redeemed will cease to accumulate on the redemption date. If less than all of the Series C Preferred Stock held by any holder are to be



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                           redeemed, the notice mailed to each holder shall also
                           specify the number of Series C Preferred Stock held by such holder to be redeemed.

                                    (iii) On or after the redemption date, each
                           holder of Series C Preferred Stock to be redeemed shall present and surrender the certificates representing his Series C Preferred Stock to the Corporation at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accumulated and unpaid distributions up to the redemption date) shall be paid to or on the order of the person whose name appears on such certificate representing Series C Preferred Stock as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares represented by any such certificate representing Series C Preferred Stock are to be redeemed, a new certificate shall be issued representing the unredeemed shares.

                                    (iv) From and after the redemption date
                           (unless the Corporation defaults in payment of the redemption price), all distributions on the Series C Preferred Stock designated for redemption and all rights of the holders thereof, except the right to receive the redemption price thereof and all accumulated and unpaid distributions up to the redemption date, shall terminate with respect to such shares and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the Corporation's stock transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Corporation, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to the redemption date) of the Series C Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series C Preferred Stock to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to the redemption date). Any monies so deposited which remain unclaimed by the holders of the Series C Preferred Stock at the end of two years after the redemption date shall be returned by such bank or trust company to the Corporation.

                           (f) The following provisions set forth the procedures
for redemption pursuant to the Special Redemption Right.

                                    (i) Notice of redemption will be mailed by
                           the Corporation, postage prepaid, no less than 30 nor more than 60 calendar days immediately preceding the redemption date, addressed to the respective holders of record of the Series C Preferred Stock at their respective



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                           addresses as they appear on the stock transfer
                           records of the Corporation. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of the Series C Preferred Stock except as to the holder to whom notice was defective or not given.

                                    (ii) In addition to any information required
                           by law, each notice shall state: (A) the redemption date; (B) the redemption price; (C) the place or places where the holders of Series C Preferred Stock may surrender certificates for payment of the redemption price; and (D) that distributions on the Series C Preferred Stock will cease to accumulate on the redemption date.

                                    (iii) On or after the redemption date, each
                           holder of Series C Preferred Stock shall present and surrender the certificates representing his Series C Preferred Stock to the Corporation at the place designated in the notice of redemption and thereupon the redemption price of such shares (including all accumulated and unpaid distributions up to the redemption date) shall be paid to or on the order of the person whose name appears on such certificate representing Series C Preferred Stock as the owner thereof and each surrendered certificate shall be canceled.

                                    (iv) From and after the redemption date
                           (unless the Corporation defaults in payment of the redemption price), all distributions on the Series C Preferred Stock and all rights of the holders thereof, except the right to receive the redemption price thereof and all accumulated and unpaid distributions up to the redemption date, shall terminate with respect to such shares and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the Corporation's stock transfer records, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Corporation, prior to the redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to the redemption date) of the Series C Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the Series C Preferred Stock shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to the redemption date). Any monies so deposited which remain unclaimed by the holders of the Series C Preferred Stock at the end of two years after the redemption date shall be returned by such bank or trust company to the Corporation.



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

                           (g) Any Series C Preferred Stock that shall at any
time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

         (6) Voting Rights.

                  (a) Holders of the Series C Preferred Stock shall not have any voting rights, except as set forth below.

                  (b) Whenever distributions on the Series C Preferred Stock are in arrears for six or more quarterly periods (whether or not consecutive) (a "Preferred Distribution Default"), the holders of Series C Preferred Stock (voting together as a single class with all other equity securities of the Corporation (including the Corporation's 9.75% Series B Cumulative Redeemable Preferred Stock), as applicable, upon which like voting rights have been conferred and are exercisable ("Parity Preferred Stock")) shall be entitled to elect a total of two additional directors to the Corporation's Board of Directors (the "Preferred Stock Directors") at a special meeting called by the holders of record of at least 20% of the outstanding shares of Series C Preferred Stock (unless the request is received less than 90 calendar days before the date fixed for the next annual or special meeting of stockholders) or, if the request for a special meeting is received by the Corporation less than 90 calendar days before the date fixed for the next annual or special meeting of stockholders, at the next annual meeting of stockholders, and at each subsequent annual meeting until all distributions accumulated on the Series C Preferred Stock for the past distribution periods and the then current distribution period shall have been fully paid or authorized and a sum sufficient for the payment thereof set aside for payment.

                  (c) If and when all accumulated distributions and the distribution for the then current distribution period on the Series C Preferred Stock shall have been paid in full or authorized and a sum sufficient for the payment thereof set aside for payment in full, the holders of Series C Preferred Stock shall be divested of the voting rights set forth in clause (b) above (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accumulated distributions and the distribution for the then current distribution period have been paid in full or authorized by the Board of Directors and set aside for payment in full on all other series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding Series C Preferred Stock when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Stock (voting as a single class). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding Series C Preferred Stock when they have the voting rights set forth in clause (b) above and all other series of Parity Preferred Stock (voting as a single class). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

                  (d) So long as any Series C Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the Series C Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize, create or increase the authorized or issued amount of any class or series of equity securities ranking senior to the outstanding Series C Preferred Stock with respect to the payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation or reclassify any authorized equity securities of the Corporation into any such senior equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such senior equity securities; or
(ii) amend, alter or repeal the provisions of the Charter (including these Articles Supplementary), whether by merger or consolidation (in either case, an "Event") or otherwise, so as to materially and adversely affect any right, preference or voting power of the Series C Preferred Stock; provided, however, that with respect to any such amendment, alteration or repeal of the provisions of the Charter (including these Articles Supplementary) upon the occurrence of an Event, so long as shares of the Series C Preferred Stock remain outstanding with the terms thereof materially unchanged in any adverse respect, taking into account that, upon the occurrence of an Event, the Corporation may not be the surviving entity and such surviving entity may thereafter be the issuer of the Series C Preferred Stock, the occurrence of any such Event shall not be deemed to materially and adversely affect the rights, preferences or voting powers of the Series C Preferred Stock; and provided further that any increase in the amount of authorized Series C Preferred Stock or any other class or series of the Corporation's equity securities, in each case ranking on a parity with or junior to the Series C Preferred Stock with respect to the payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, shall not be deemed to materially and adversely affect the rights, preferences or voting powers of the Series C Preferred Stock.

                  (e) The foregoing voting provisions shall not apply if, at or prior to the time when the action with respect to which such vote would otherwise be required shall be effected, all outstanding Series C Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

         (7) Conversion. The Series C Preferred Stock is not convertible into or exchangeable for any other property or securities of the Corporation.

         (8) Application of Article VII. The shares of Series C Preferred Stock are subject to the provisions of Article VII of the Charter.

         (9) Status. Upon any redemption of shares of Series C Preferred Stock, the shares of Series C Preferred Stock which are redeemed will be reclassified as authorized and unissued shares of Preferred Stock, and the number of shares of Series C Preferred Stock which the Corporation has the authority to issue will be decreased by the redemption of shares of Series C Preferred Stock, so that the shares of Series C Preferred Stock which were redeemed may not be reissued.

         (10) Information Rights. During any period in which the Corporation is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of Series C Preferred Stock are outstanding, the Corporation shall (i) transmit by mail to all holders of Series C Preferred Stock, as their names and addresses appear in the Corporation's record books and without cost to such holders, copies of the annual reports and quarterly reports that the Corporation would have been required to file with the Securities and Exchange Commission (the "SEC") pursuant to the reporting requirements of Section 13 or 15(d) of the Exchange Act if the Corporation was subject to such Sections (other than any exhibits that would have been required), and (ii) promptly upon written request, supply copies of such reports to any prospective holder of Series C Preferred Stock. The Corporation will mail the reports to the holders of Series C Preferred Stock within 15 days after the respective dates by which the Corporation would have been required to file the reports with the SEC if the Corporation was subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

         (11) Exclusion of Other Rights.The shares of Series C Preferred Stock shall not have any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than those specifically set forth in these Articles Supplementary. The shares of Series C Preferred Stock shall have no preemptive or subscription rights.

         (12) Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

         (13) Severability of Provisions. If any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series C Preferred Stock set forth in the Charter is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of Series C Preferred Stock set forth in the Charter which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect, and no preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of Series C Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

         SECOND: The Shares have been classified and designated by the Board of Directors under the authority contained in the Charter.

         THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

         FOURTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.



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                IN WITNESS WHEREOF, the Corporation has caused these Articles
Supplementary to be executed under seal in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this 24th day of October, 2005.


ATTEST:                                 NEWCASTLE INVESTMENT CORP.


/s/ RANDAL A. NARDONE                   /s/ WESLEY R. EDENS               (SEAL)
------------------------------          ----------------------------------
Randal A. Nardone Secretary             Wesley R. Edens, Chief Executive Officer